Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-266130) of our report dated November 10, 2021, relating to the consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows of Pop Culture Group Co., Ltd for the year ended June 30, 2021, and the related notes, which appear in this Annual Report on Form 20-F of Pop Culture Group Co., Ltd for the year ended June 30, 2023.

/s/ Friedman LLP

New York, New York

October 31, 2023